UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2021

Patterson-UTI Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-39270	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas		77064
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281-765-7100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 5, 2021, Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), Crescent Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub Inc.”), and Crescent Ranch Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub LLC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pioneer Energy Services Corp., a Delaware corporation (“Pioneer”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub Inc. will merge with and into Pioneer, with Pioneer continuing as the surviving entity (the “Surviving Corporation”) (the “First Company Merger”) and (ii) immediately following the First Company Merger, the Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Surviving Company”) (the “Second Company Merger” and, together with the First Company Merger, the “Mergers”). Under the terms of the Merger Agreement and as more fully described below, the Company will acquire Pioneer for aggregate consideration of up to 26,275,000 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) and $30 million of cash. As more fully described in the Merger Agreement, all Pioneer debt is being retired in connection with the Mergers with a portion of such shares and cash and with Pioneer’s cash on hand determined in accordance with the Merger Agreement prior to closing (“Pioneer Cash”).

As more fully described below, subject to certain exceptions, holders of common stock, par value $0.001 per share, of Pioneer (“Pioneer Common Stock”) and holders of 5.00% Convertible Senior Unsecured PIK Notes due 2025 of Pioneer (the “Pioneer Convertible Notes”) will be issued shares of Company Common Stock according to an exchange ratio (the “Exchange Ratio”) to be determined at the closing of the Mergers and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”). The Exchange Ratio will equal the quotient obtained by dividing (i) 26,275,000 (subject to a downward adjustment as specified in the Merger Agreement if the average of the volume weighted average prices of the Company Common Stock (“Company VWAP”) for the 10 consecutive trading days ending with the last complete trading day prior to the closing date is greater than $11.00) less the shares of Company Common Stock to be delivered to the holders of the Senior Secured Floating Rate Notes due 2025 of Pioneer (the “Pioneer Senior Notes”) as described below, by (ii) the aggregate number of shares of Pioneer Common Stock issued and outstanding immediately prior to the effective time of the First Company Merger (the “Effective Time”) plus the number of shares of Pioneer Common Stock into which the Pioneer Convertible Notes are convertible immediately prior to the Effective Time (assuming physical settlement as specified in the indenture governing the Pioneer Convertible Notes). The shares of Company Common Stock to be delivered to holders of Pioneer Common Stock and Pioneer Convertible Notes in the Transactions are referred to as the “Merger Consideration.” Upon consummation of the Transactions, Pioneer will be a wholly owned subsidiary of the Company and will no longer be a registrant under the rules of the United States Securities and Exchange Commission (the “SEC”).

Pursuant to the Merger Agreement, immediately prior to the Effective Time, subject to certain exceptions, each share of Pioneer Common Stock then issued and outstanding will be converted into the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio. Each share of Pioneer Common Stock held in treasury by Pioneer or owned directly or indirectly by the Company or Merger Sub Inc. will be automatically cancelled and will cease to exist, and no consideration will be issued therefor. Additionally, the Pioneer Convertible Notes will convert into shares of Pioneer Common Stock in accordance with their terms in connection with the closing of the Transactions and will receive shares of Company Common Stock on the same basis as if such notes had been converted pursuant to physical settlement prior to the closing of the Transactions.

In connection with the closing under the Merger Agreement, the Pioneer Senior Notes will be redeemed at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the closing date. In accordance with the Merger Agreement and the Third Supplemental Indenture to the indenture governing the Pioneer Senior Notes (the “Third Supplemental Indenture”) to be entered into in connection with the Transactions, the redemption price will be paid in a combination of cash and shares of Company Common Stock, which will reduce the number of shares to be delivered to holders of Pioneer Common Stock and Pioneer Convertible Notes. The amount of cash to be paid upon such redemption will not exceed an amount equal to $30 million plus Pioneer Cash less the expenses to be paid by Pioneer in connection with the Transactions (“Pioneer Expenses”) less amounts required to repay in full and retire any indebtedness outstanding under Pioneer’s ABL credit facility (“Pioneer ABL Payoff Amount”) and less the amount of accrued interest on the Pioneer Convertible Notes (“Pioneer Accrued Interest”). The number of shares of Company Common Stock to be delivered in such redemption will equal (i) the redemption price (including accrued interest) less $30 million less Pioneer Cash plus the Pioneer Expenses plus the Pioneer ABL Payoff Amount and plus the Pioneer Accrued Interest, divided by (ii) the product of (x) the average of the Company VWAP for the three consecutive trading days ending on the second trading day immediately preceding the closing date and (y) 0.8575.

The maximum number of shares of Company Common Stock to be issued and the maximum amount of cash to be delivered by the Company in the Transactions will be 26,275,000 shares and $30 million in cash, which includes all amounts required to retire the Pioneer Senior Notes, the Pioneer Convertible Notes and any debt outstanding under the Pioneer ABL credit facility, together with the payment of the Merger Consideration to holders of Pioneer Common Stock, subject to appraisal rights that may be exercised by such holders under Delaware law.

Each award of restricted common stock (each, a “Pioneer Restricted Stock Award”) of Pioneer granted under the Pioneer 2020 Employee Incentive Plan (the “Pioneer Stock Plan”) that is outstanding immediately prior to the Effective Time will become fully vested and eligible to receive the Merger Consideration, and treated as shares of Pioneer Common Stock as if held prior to the Effective Time. In connection with the conversion, the Pioneer Stock Plan will terminate and no holder of a Pioneer Restricted Stock Award, or any other incentive award maintained by Pioneer, will have any rights to acquire, or other rights in respect of, the capital stock of Pioneer, the Surviving Corporation, the Surviving Company of any of their subsidiaries, except for the right to receive the Merger Consideration.

Each of Pioneer and the Company makes representations and warranties in the Merger Agreement and is subject to interim operating covenants relating to the conduct of its respective business during the interim period between the execution of the Merger Agreement and the closing of the Transactions. The parties are required to use their reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable and to obtain any required regulatory approvals, subject to certain exceptions.

The closing of the Transactions is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the approval of the holders of at least sixty percent of the total voting power of all outstanding securities of Pioneer generally entitled to vote at a meeting of Pioneer’s stockholders (including the Pioneer Convertible Notes) (the “Pioneer Stockholder Approval”) pursuant to the terms of the Merger Agreement, (ii)  the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or been terminated, (iii) there being no law, injunction or order by a governmental body prohibiting the consummation of the Mergers, (iv) the approval for listing of the Company Common Stock to be issued in connection with the First Company Merger on the NASDAQ, (v) the registration statement on Form S-4, to be filed with the SEC by the Company, having been declared effective by the SEC, (vi) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, (vii) compliance by each other party in all material respects with their respective covenants, (viii) the absence of a Company Material Adverse Effect or a Parent Material Adverse Effect (each as defined in the Merger Agreement), as applicable, (ix) execution and delivery of the Third Supplemental Indenture, and (x) the requirement that not more than 6% of the shares of Pioneer Common Stock outstanding immediately prior to the Mergers have validly exercised appraisal rights pursuant to Delaware law.

Moreover, pursuant to the Merger Agreement, Pioneer is subject to a customary “no shop” covenant, prohibiting any solicitations or negotiations of alternative proposals. If a bona fide unsolicited alternative proposal is received by Pioneer and its board of directors determines in good faith that it constitutes or is reasonably expected to lead to a superior proposal, then to satisfy the fiduciary duties of the Pioneer board of directors, Pioneer can provide information to the bidder (so long as the same information is provided to the Company) and negotiate with the bidder. The Pioneer board of directors is obligated to recommend approval of the Mergers, subject to customary exceptions allowing the Pioneer board of directors to withdraw its recommendation or, in the event of a superior proposal, to terminate the Merger Agreement as described more fully below. Before the Pioneer board of directors may change its recommendation or terminate the Merger Agreement to accept a superior proposal, Pioneer must provide the Company with notice of the change or the superior proposal and allow the Company to submit an amended proposal if desired.

The Merger Agreement contains termination rights for each of the Company and Pioneer, including, among others, a termination right for each party if the consummation of the Mergers does not occur on or before January 3, 2022 (the “Outside Date”), subject to certain exceptions; provided that the right to terminate the Merger Agreement for failure to consummate the Mergers by the Outside Date will not be available to any party to the Merger Agreement whose failure to fulfill in any material respect any of its obligations under the Merger Agreement is the primary cause of, or the primary factor that resulted in, the failure of the Mergers being consummated by such Outside Date. Additionally, either party may terminate the Merger Agreement if (i) any court of competent jurisdiction or governmental entity takes action that prohibits the Transactions, (ii) if the Pioneer Stockholder Approval is not obtained or (iii) if the other party breaches the Merger Agreement and cannot cure such breach within the applicable time period. The Company may further elect to terminate the Merger Agreement if the Pioneer board changes its recommendation to approve the Merger Agreement. Pioneer may elect to terminate the Merger Agreement to accept a superior proposal or if the Company VWAP drops below $5.60 for the 10 consecutive trading days prior to the closing of the Transactions.

As more fully described in the Merger Agreement, in the event that the Merger Agreement is terminated (i) by Pioneer to accept a superior proposal prior to obtaining the Pioneer Stockholder Approval or (ii) by the Company due to the Pioneer board’s change of recommendation, then Pioneer will be obligated to pay to the Company a break-up fee of $9.5 million (the “Break-Up Fee”) pursuant to the terms of the Merger Agreement. Pioneer will also be obligated to pay the Company the Break-Up Fee if (i) an acquisition proposal of Pioneer is made by a third party, (ii) the Company or Pioneer then terminates the Merger Agreement for failure to consummate the Mergers by the Outside Date or for failure to obtain the Pioneer Stockholder Approval, or if the Company terminates the Merger Agreement due to Pioneer’s breach thereof and failure to cure such breach within the specified time, and (iii) within 12 months thereafter Pioneer enters into an alternative transaction.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in any reports filed by Pioneer or the Company with the SEC prior to the date of the Merger Agreement (subject to certain exceptions) and (b) confidential disclosures made in confidential disclosure letters delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and Pioneer that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company or Pioneer files with the SEC.

Voting and Support Agreements

In connection with the Merger Agreement, certain holders of Pioneer Common Stock and Pioneer Convertible Notes holding approximately 88% of the voting power of Pioneer and 100% of the Pioneer Senior Notes (collectively, the “Pioneer Supporting Holders”) have entered into voting and support agreements (each, a “Voting and Support Agreement”) with the Company pursuant to which, among other things, the Pioneer Supporting Holders have agreed, subject to certain limitations and exceptions, not to transfer any of their Pioneer Common Stock or Pioneer Convertible Notes (collectively, the “Covered Securities”) until the earlier of the date the Merger Agreement is terminated and the Effective Time, to vote such Covered Securities in a manner to facilitate the consummation of the Mergers and to consent to and approve the Third Supplemental Indenture. The Voting and Support Agreements of the Pioneer Supporting Holders also contain customary provisions that restrict the ability of the Pioneer Supporting Holders to transfer their Pioneer Senior Notes until the Third Supplemental Indenture has been executed and delivered and their Covered Securities until the earlier of the date the Merger Agreement is terminated and the Effective Time. In addition, the Voting and Support Agreements generally restrict transactions in Company Common Stock and derivative securities thereof, subject to certain exceptions. In the event the Pioneer board of directors withdraws its recommendation with respect to the Transactions, the Pioneer Supporting Holders remain obligated under the Voting and Support Agreements to vote in favor of the Transactions. The voting obligation of the Pioneer Supporting Stockholders under the Voting and Support Agreements terminates only if the Merger Agreement is terminated.

The foregoing is qualified in its entirety by reference to the full text of the form of Voting and Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On July 6, 2021, the Company issued a press release announcing the Mergers. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 8.01	Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

2.1	Agreement and Plan of Merger, dated as of July 5, 2021, by and among Patterson-UTI Energy, Inc., Crescent Merger Sub Inc., Crescent Ranch Second Merger Sub LLC, and Pioneer Energy Services Corp.

10.1	Form of Voting and Support Agreement.

99.1	Press Release, dated July 6, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Important Information for Stockholders

In connection with the proposed Transactions, the Company intends to file relevant materials with the SEC, including a Registration Statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of Pioneer. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Such stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about the Company and Pioneer once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on the Company’s website, www.patenergy.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

July 6, 2021	By:	/s/ C. Andrew Smith
Name: C. Andrew Smith
Title: Executive Vice President and Chief Financial Officer